Exhibit 10.8

NON-STATUTORY STOCK OPTION AGREEMENT

PURSUANT TO THE GENERAL DYNAMICS CORPORATION

EQUITY COMPENSATION PLAN

THIS OPTION AGREEMENT (the “Agreement”) dated as of [            ] (the “Grant Date”) is made between General Dynamics Corporation (the “Company”) and [            ] (the “Optionee”).

WHEREAS, the Company sponsors the General Dynamics Corporation Equity Compensation Plan (the “Plan”), pursuant to which the Company may grant Options to purchase shares of Common Stock;

WHEREAS, the Company desires to grant the Optionee a Non-Statutory Stock Option to purchase the number of shares of Common Stock provided for herein; and

WHEREAS, the Company may also grant other Options to the Grantee on the Grant Date (such other Options, together with this Option, being hereinafter referred to as the “Total Option Grant”).

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1. Grant of Option.

(a) Number of Shares; Type of Option. The Company hereby grants to the Optionee an Option to purchase [            ] shares of Common Stock (the “Option Shares” and, together with the shares of Common Stock subject to the Total Option Grant, the “Total Option Shares”) on the terms and conditions set forth in this Agreement. The Option is intended to be a Non-Statutory Stock Option.

(b) Incorporation of Plan by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement will have the definitions set forth in the Plan. The Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions will be binding and conclusive upon the Optionee and the Optionee’s legal representative in respect of any questions arising under the Plan or this Agreement. If there exists any inconsistency between the terms of this Agreement and the Plan, the terms contained in the Plan will govern. If there exists an inconsistency between the terms of the Option as provided for herein (including but not limited to terms relating to the number of Option Shares, the Stated Expiration Date, the exercise price and the exercisability of the Option) and the terms as indicated in the records maintained by Company, the terms as indicated in the records of the Company will govern.

2. Terms and Conditions.

(a) Exercise Price. The exercise price for the purchase of Option Shares upon the exercise of all or any portion of the Option will be $[            ] per share of Common Stock.

(b) Expiration Date. Subject to earlier expiration as provided in Section 2(e) below, the Option will expire at the close of business on the business day immediately preceding the fifth anniversary of the date hereof (the “Stated Expiration Date”).

(c) Exercisability of Option. The Total Option Grant will become vested and exercisable with respect to one-half (1/2) of the Total Option Shares on the first anniversary of the Grant Date and with respect to the remaining Total Option Shares on the second anniversary of the Grant Date, in each case, only if the Optionee is employed as an employee or serves as a director of the Company as of the applicable vesting date or dies prior to the applicable vesting date while employed by the Company or serving as a director of the Company; provided, however, if, the Optionee’s employment or service as a director is terminated as a result of one of the events specified in Section 2(e)(i) (other than death), then the Total Option Grant will become vested and exercisable on the anniversary of the Grant Date next following such termination with respect to a number of Total Option Shares equal to the excess of (i) product of (A) the number of Total Option Shares and (B) a fraction, the numerator of which will be the number of days from January 1 of the year in which the Grant Date occurs to the last day of the month in which such termination occurs and the denominator of which will be 730, such product to be rounded down to the nearest whole share over (ii) the number of Total Option Shares, if any, with respect to which the Total Option Grant had become vested and exercisable prior to such termination (the “Pro Rated Option Shares”). To the extent that the Total Option Grant includes Options that are intended to be ISO’s (the “ISO Option Shares”), the Total Option Shares that become vested and exercisable on the first anniversary of the Grant Date will all be ISO Option Shares, to the extent not inconsistent with Section 422 of the Code. The number of Pro Rated Option Shares that will be ISO Option Shares will be equal to the lesser of (i) the number of Pro Rated Option Shares or (ii) the number of ISO Option Shares that have not become vested and exercisable as of the date on which the Optionee’s employment or service as a director terminates (the “Pro Rated ISO Shares”). The number of Pro Rated Option Shares that will be Total Option Shares subject to a Non-Statutory Stock Option will be equal to the excess, if any, of (i) the number of Pro Rated Option Shares over (ii) the number of Pro Rated ISO Shares. Notwithstanding the foregoing, the Total Option Grant, to the extent then outstanding, will become immediately vested and exercisable upon the occurrence of a Change in Control.

(d) Method of Exercise. The exercise price for any shares purchased pursuant to the exercise of all or part of the Option will be paid in accordance with Section 10(d) of the Plan.

(e) Exercise Following Termination. Notwithstanding anything in this Agreement to the contrary, the Option will expire upon the Optionee’s termination of employment or service as a director; provided, however that to the extent the Option is exercisable at the time of such termination or may become exercisable following such termination pursuant to the first sentence of Section 2(c) above, the Option will expire as follows:

(i) Death; Disability; Retirement; Divestiture. Three (3) years (but in no event later than the Stated Expiration Date) following the Optionee’s termination of employment or service as a director due to death, total and permanent disability, Retirement or as a result of a divestiture or discontinued operation of a division or a Subsidiary with which the Optionee was associated. For purposes of this Agreement, “Retirement” means, (A) with respect to an employee who is not an elected officer of the Company on the date on which the employee’s employment with the Company terminates, the termination of employment after the attainment of age 55 with at least five (5) or more years of continuous service and (B) with respect to an employee who is an elected officer of the Company on the date on which the employee’s employment with the Company terminates, termination of employment after attaining age 55 with the consent of the Chief Executive Officer of the Company.

(ii) Lay-Off. One (1) year (but in no event later than the Stated Expiration Date) following the Optionee’s termination of employment if the Optionee’s employment terminates due to lay-off (other than as a result of a divestiture or discontinued operation of a division or a Subsidiary).

(iii) Other than Death; Disability; Retirement; Divestiture; Lay-Off. Ninety (90) days (but in no event later than the Stated Expiration Date) following the Optionee’s termination of employment or service as a director for any reason (other than those set forth in clauses (i) and (ii) above).

(f) Nontransferability. The Option granted hereunder is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative. The terms of the Option will be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

3. Miscellaneous.

(a) No Right to Continued Employment. Nothing in the Plan or in this Agreement will confer upon the Optionee any right to continue in the employ of the Company nor interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.

(b) Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement will be valid unless the same is agreed to in writing by the parties hereto. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supercede all prior communications, representations and negotiations in respect thereof. The failure of the Company to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.

(c) Bound by Plan and Other Related Documents. By accepting this Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and General Dynamics Corporate Policy 03-103, “Detection and Prevention of Insider Trading in General Dynamics Corporation Securities” (the “Trading Policy”) and has had an opportunity to review the Plan and the Trading Policy and agrees to be bound by all the terms and provisions of the Plan and the Trading Policy.

(d) Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and of the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4